                 FINANCING AGREEMENT

              dated as of June ___, 1999

                       among


   THE LENDERS LISTED ON THE SIGNATURE PAGES HERETO
                  (the "Lenders")

                         and

  VISKASE CORPORATION and VISKASE SALES CORPORATION
           (collectively, the "Companies")

                  TABLE OF CONTENTS

                                                               Page
SECTION 1.  Definitions                                          1
SECTION 2.  Conditions Precedent                                14
SECTION 3.  Term Loan                                           20
SECTION 4.  Collateral                                          20
SECTION 5.  Representations, Warranties and Covenants           24
SECTION 6.  Interest, Fees and Expenses                         34
SECTION 7.  Powers                                              35
SECTION 8.  Events of Default and Remedies                      36
SECTION 9.  Miscellaneous                                       38
SECTION 10.  Agreements Regarding the Lenders                   42


EXHIBITS
--------

Exhibit A  -  Form of Term Loan Promissory Note
Exhibit B  -  Form of Assignment and Transfer Agreement

SCHEDULES
---------
Schedule 1.1(a) -  Permitted Liens
Schedule 1.1(b) -  Permitted Indebtedness
Schedule 4.1    -  Excluded Assets
Schedule 5.1    -  Collateral Locations, Chief Executive
                     Office and Tradenames
Schedule 5.7    -  Environmental Matters
Schedule 5.9(e) -  Existing Guaranties

           FINANCING AGREEMENT
           -------------------

     The lenders listed on the signature pages hereto (each a "Lender" and collectively, the "Lenders") are pleased to confirm the terms and conditions under which the Lenders shall make a secured term loan to each of VISKASE CORPORATION, a Pennsylvania corporation ("Viskase
        ------- -----------
Corporation"), with its principal place of business at 6855 West 65th Street, Bedford Park, Illinois 60638, and VISKASE SALES CORPORATION, a
                                          ------- ----- -----------
Delaware corporation ("Viskase Sales"), with its principal place of business at 6855 West 65th Street, Bedford Park, Illinois 60638, jointly and severally (Viskase Corporation and Viskase Sales are hereinafter sometimes referred to individually as a "Company" and collectively as the "Companies").

SECTION 1.  Definitions
            -----------
     1.1 For purposes of this Financing Agreement (this "Agreement" or this "Financing Agreement"), the following terms shall be defined in the following manner:

     Accelerated Maturity Date shall mean the date on which the
     -------------------------
Obligations (including, without limitation, the entire unpaid principal balance of the Term Loan and accrued but unpaid interest thereon) shall become due and payable pursuant to the terms of any of the Loan
Documents, including, without limitation, by reason of the occurrence of an Event of default.

     Accounts shall mean all of each Company's now existing and future:
     --------
(a) accounts (as defined in the U.C.C.) and any and all other receivables (whether or not specifically listed on schedules furnished to the Lenders), including, without limitation, all accounts created by or arising from each Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any Company's trade names or styles, or through any Company's divisions; (b) instruments (as defined in the U.C.C.), documents (as defined in the U.C.C.), contract rights and chattel paper (as defined in the U.C.C.); (c) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (e) reserves and credit balances arising hereunder;
(f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing; and (h) cash and non-cash proceeds of any and all the foregoing.

     Applicable Rate shall mean an interest rate of 14% per annum;
     ---------------
provided, that, from and after the six month anniversary of the Closing
--------  ----
Date and semi-annually thereafter, the Applicable Rate shall increase by 0.50%.

     Assignment and Transfer Agreement shall mean the Assignment and
     ---------------------------------
Transfer Agreement in the form of Exhibit B hereto.
                                  ---------
     Business Day shall mean any day on which CITBC, each Lender and The
     ------------
Chase Manhattan Bank in New York, New York are open for business.

     Canada Intercompany Loan shall have the meaning assigned to such
     ------------------------
term in Section 2.1(hh).
        ---------------

     Canada Security Agreement shall have the meaning assigned to such
     -------------------------
term in Section 2.1(hh).
        ---------------

     Capital Expenditures for any period shall mean the aggregate of all
     --------------------
expenditures of each Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the consolidated balance sheet of the Companies.

     Capital Lease shall mean any lease of property (whether real,
     -------------
personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the consolidated balance sheet of the Parent and its Subsidiaries.

     CITBC shall mean The CIT Group/Business Credit, Inc., as agent for
     -----
the lenders which are parties to the CITBC Financing Agreement.

     CITBC-D.P. Kelly Subordination Agreement shall mean that certain
     ----------------------------------------
Subordination Agreement, dated as of the date hereof, among CITBC, D.P. Kelly and the Companies, as the same may be amended, restated or supplemented from time to time.

     CITBC Financing Agreement shall mean that certain Financing
     -------------------------
Agreement, dated as of the date hereof, by and between the CITBC, the lenders party thereto and the Companies, as the same may be amended, restated or supplemented from time to time.

     CITBC Loan Documents shall mean the CITBC Financing Agreement and
     --------------------
all other instruments and documents that are in effect as of the date hereof and are executed in connection with or otherwise relating to the CITBC Financing Agreement, as the same may be amended, restated or supplemented from time to time.

     CITBC Subordination Agreement shall mean that certain Subordination
     -----------------------------
Agreement, dated as of the date hereof, among CITBC, the Lenders and the Companies, as the same may be amended, restated or supplemented from time to time.

     Closing Date shall mean the date, which date shall be no earlier
     ------------
than June 9, 1999, on which the Lenders make the extension of credit hereunder in the form of the Term Loan.

     Collateral shall mean all present and future Accounts, Equipment,
     ----------
Inventory, Documents of Title, General Intangibles, Investment Property, Other Collateral and Real Estate of each Company; provided, however, that "Collateral" shall not include the items listed in clauses (i) -
(iv) of Section 4.1.
        -----------

     Collateral Assignment of Intercompany Loan shall have the meaning
     ------------------------------------------
assigned to such term in Section 2.1(hh) below.
                         ---------------

     Collateral Assignment of Lawsuit Proceeds means that certain
     -----------------------------------------
Collateral Assignment of Lawsuit Proceeds of even date herewith made by Viskase Corporation in favor of the Lenders.

     Commitment Letter shall mean the Commitment Letter, dated June 3,
     -----------------
1999, issued by Magten and accepted by the Companies, which Commitment Letter is deemed incorporated herein by this reference.

     Consolidated Balance Sheet shall mean a consolidated balance sheet
     --------------------------
for Parent, eliminating all inter-company transactions and prepared in accordance with GAAP.

     Consolidating Balance Sheet shall mean a consolidating balance
     ---------------------------
sheet for (a) Parent, (b) the Companies and Viskase Holding, (c) Viskase Europe and its Subsidiaries, (d) Viskase Brazil, (e) Viskase Canada and
(f) Viskase Chile, in each case showing all eliminations of inter-company transactions and prepared in accordance with GAAP.

     Copyrights shall have the meaning assigned to that term in the
     ----------
definition of "General Intangibles" in this Agreement, and all cash and non-cash proceeds thereof.

     Current Assets means all current assets of each Company, as
     --------------
determined in accordance with GAAP.

     Current Liabilities means all current liabilities of each Company,
     -------------------
as determined in accordance with GAAP.

     Customarily Permitted Liens shall mean:  (a) liens of local or
     ---------------------------
state authorities for franchise or other like taxes provided the aggregate amount of such liens shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any one time; (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen, lessors and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance, pensions and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations, surety and appeal bonds and other similar obligations arising as a result of progress payments under government contracts; and (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning restrictions, licenses, reservations, covenants, encroachments, minor defects or irregularities in title, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which are listed in Schedule B of each title insurance policy
                               ----------
delivered to the Lenders in connection with this Financing Agreement or which arise after the date hereof and which do not in the aggregate materially impair the use of such Real Estate in the operation of the business of the owner thereof as determined in the Lenders' reasonable discretion.

     Default shall mean any event specified in Section 8 hereof, whether
     -------                                   ---------
or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

     Default Rate of Interest shall mean a rate of interest per annum
     ------------------------
equal to the sum of two percent (2%) plus the Applicable Rate, which the Lenders shall be entitled to charge the Companies on all Obligations to the extent provided in Section 8.2 of this Financing Agreement.
                       -----------

     Documentation Fee shall mean (a) the reasonable legal fees and
     -----------------
costs and expenses of outside counsel for the Lenders in documenting, in whole or in part, the initial transaction on behalf of the Lenders, plus Out-of-Pocket Expenses, (b) the reasonable legal fees and costs and expenses necessary to compensate the Lenders for the use of in-house facilities for any documentation of transactions after the initial transaction, and (c) the Lenders' reasonable legal fees and costs and expenses relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

     Documents of Title shall mean all present and future documents (as
     ------------------
defined in the U.C.C.) including, without limitation, all warehouse receipts, bills of lading, shipping documents and similar documents, whether negotiable or nonnegotiable, and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

     D.P. Kelly shall mean D.P. Kelly & Associates, L.P., a Delaware
     ----------
limited partnership, and its successors and assigns.

     D.P. Kelly Financing Agreement shall mean that certain Financing
     ------------------------------
Agreement, dated as of the date hereof, by and between D.P. Kelly and the Companies, as the same may be amended, restated or supplemented from time to time.

     D.P. Kelly Intercreditor Agreement shall mean that certain
     ----------------------------------
Intercreditor Agreement dated as of the date hereof, among D.P. Kelly, the Lenders and the Companies, as the same may be amended, restated or supplemented from time to time.

     D.P. Kelly Loan Documents shall mean the D.P. Kelly Financing
     -------------------------
Agreement and all other instruments and documents that are in effect as of the date hereof and are executed in connection with or otherwise relating to the D.P. Kelly Financing Agreement, as the same may be amended, restated or supplemented from time to time.

     EBITDA shall mean, for any period, all earnings before all
     ------
interest, tax obligations and depreciation and amortization expense for such period, all determined in accordance with GAAP on a basis consistent with the latest consolidated audited financial statements of the Parent and its Subsidiaries, but excluding the effect of extraordinary and/or nonrecurring gains or losses for such period.

     Equipment shall mean all present and hereafter acquired equipment
     ---------
(as defined in the U.C.C.) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

     ERISA shall mean the Employee Retirement Income Security Act of
     -----
1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

     Event(s) of Default shall have the meaning provided for in
     -------------------
Section 8 of this Financing Agreement.
---------

     Excluded Asset shall have the meaning provided for in Section 4.1
     --------------                                        -----------
below.

     Expense Deposit shall mean the $125,000 expense deposit payable
     ---------------
towards the satisfaction of the Companies' obligations to reimburse the Lenders for their Out-of-Pocket Expenses, paid by the Companies to the Lenders on June 3, 1999.

     Fixed Charge Coverage Ratio shall mean, for any period, the ratio
     ---------------------------
determined by dividing (a) EBITDA by (b) Fixed Charges.

     Fixed Charges shall mean the sum of (i) all interest obligations
     -------------
paid or due during such period, (ii) the amount of principal repaid or scheduled to be repaid on all Indebtedness during such period,
(iii) Capital Expenditures paid for in cash by each Company during such period, (iv) all federal, state and local income tax expenses due and payable during such period, (v) the amount of Permitted Distributions made during such period, and (vi) all payments due under the Lease Documents.

     GAAP shall mean generally accepted accounting principles in the
     ----
United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

     GECC shall mean General Electric Capital Corporation.
     ----

     GECC Intercreditor Agreement shall mean that certain Intercreditor
     ----------------------------
Agreement dated as of June __, 1999 among CITBC, the Lenders, D.P. Kelly, General Electric Capital Corporation, State Street Bank and Trust Company of Connecticut, Parent and the Companies, as the same may be amended, restated or supplemented from time to time.

     General Intangibles shall mean all present and hereafter acquired
     -------------------
general intangibles (as defined in the U.C.C.) including, without limitation, all right, title and interest in and to (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (collectively referred to herein as "Patents"),
(b) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (collectively referred to herein as "trademarks"), (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith (collectively referred to herein as "Copyrights"), (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing categories of intellectual property listed in subsections (a) though (g) herein (in whatever form or medium), and (i) all licenses, sublicenses, agreements or permission related to the foregoing categories of intellectual property listed in subsections (a) through (g) herein (categories (a) through (i) herein are collectively referred to as "Intellectual Property"), and distribution agreements, supply agreements and tax refunds, together with all money and claims for money now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

     Guarantors shall mean, collectively (a) Parent and (b) Viskase
     ----------
Holding.

     Guaranty means the Joint and Several Guaranty Agreement of even
     --------
date herewith of the Guarantors.

     Indebtedness shall mean, without duplication, all liabilities,
     ------------
contingent or otherwise, which are either (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

     Intellectual Property shall have the meaning assigned to such term
     ---------------------
in the definition of "General Intangibles" in this Agreement.

     Intellectual Property Assignment means those certain Grants of
     --------------------------------
Security Interests in Intellectual Property of even date herewith made by Parent and each Company in favor of the Lenders.

     Intercompany Loans shall mean all Indebtedness incurred by any
     ------------------
Company from any Subsidiary.

     Intercompany Receivables shall mean all bona fide Trade Accounts
     ------------------------
Receivable resulting from the sale of goods or the rendering of services by any Company, Guarantor or Subsidiary to any other Company, Guarantor or Subsidiary, provided that the amounts payable with respect thereto is in the ordinary course of business consistent with past practice.

     Inventory shall mean all of each Company's present and hereafter
     ---------
acquired inventory (as defined in the U.C.C.) including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production - from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

     Investment Property shall mean all of each Company's present and
     -------------------
hereafter acquired securities, securities entitlements, securities accounts and other investment property (as such terms are defined in the U.C.C.).

     Lease Documents shall have the meaning assigned to such term in
     ---------------
Schedule I to the GECC-CITBC Intercreditor Agreement.

     Leverage Ratio shall mean the ratio determined by dividing
     --------------
(a) Total Liabilities by (b) EBITDA.

     Loan Documents shall mean this Financing Agreement, the Guaranty,
     --------------
the Viskase Companies Pledge, the Viskase Corporation Pledge, the Viskase Holding Pledge, the Collateral Assignment of Lawsuit Proceeds, the Security Agreements, the Patent, Trademark and License Assignments, the CITBC Subordination Agreement, the D.P. Kelly Intercreditor Agreement, the CITBC-D.P. Kelly Subordination Agreement, the Real Estate Collateral Documents, the Collateral Assignment of Intercompany Loan, the Canada Security Agreement, the GECC-CITBC Intercreditor Agreement, the GECC Intercreditor Agreement, and any other document, instrument or agreement entered into in connection with this Financing Agreement.

     Loan Facility Fee shall mean the loan facility fee payable to the
     -----------------
Lenders in the amount of $1,200,000, less the $200,000 which was previously paid by the Companies to the Lenders under the Commitment Letter, which fee shall be fully earned as of the Closing Date and shall be due and payable as set forth in Section 6.2 of this Financing
                                   -----------
Agreement.

     Magten shall mean Magten Asset Management Corp., as investment
     ------
manager on behalf of various of its investment management clients, which include the Lenders.

     Material Adverse Effect shall mean a material adverse effect on
     -----------------------
either (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Companies, taken as a whole,
(b) the ability of any Company to perform its obligations under this Financing Agreement or (c) the ability of any of the Lenders to enforce the Obligations or their respective rights and remedies under this Financing Agreement.

     Maturity Date shall mean the earlier to occur of (a) the
     -------------
Accelerated Maturity Date and (b) the Stated Maturity Date.

     Net Worth shall mean assets in excess of liabilities, determined in
     ---------
accordance with GAAP, on a consistent basis with the latest consolidated audited financial statements of the Parent and its Subsidiaries.

     Obligations shall mean (a) all loans and advances made by the
     -----------
Lenders to each Company or to others for each Company's account (including, without limitation, the Term Loan); (b) any and all other indebtedness, obligations and liabilities which may be owed by any Company to the Lenders and arising out of, or incurred in connection with, this Financing Agreement or any of the other Loan Documents (including, without limitation, Out-of-Pocket Expenses and interest accruing after commencement of a case under the Bankruptcy Code, 11 U.S.C. Sec. 101-1331) whether (i) now in existence or incurred by any Company from time to time hereafter (including any Company operating as Debtor or Debtor in Possession under the Bankruptcy Code, 11 U.S.C.
Sec. 101-1331), (ii) secured by pledge, lien upon or security interest in any Company's assets or property or the assets or property of any other person, firm, entity or corporation, (iii) such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, or (iv) any Company is liable to any Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise;
(c) all indebtedness, obligations and liabilities owed by each Company to the Lenders under any other agreement or arrangement now or hereafter entered into between any Company, on one hand, and the Lenders, on the other hand, relating to the transactions contemplated by this Financing Agreement; (d) indebtedness, obligations and liabilities incurred by, or imposed on, the Lenders as a result of environmental claims relating to each Company's operations, premises or waste disposal practices or disposal sites; (e) each Company's liabilities to the Lenders as maker or endorser on any promissory note or other instrument for the payment of money pursuant to the terms hereof or any other Loan Document;
(f) each Company's liabilities to the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lenders may make or issue to others for any Company's account pursuant to the terms hereof or any other Loan Document, including the Lenders' acceptance of drafts or the Lenders endorsement of notes or other instruments for the Company's account and benefit; and (g) the amount of any payments made by the Lenders to cure any "Events of Default" (as such term is defined in the GECC Intercreditor Agreement) as permitted by Section 4 of the GECC Intercreditor Agreement. By virtue of its execution of this Agreement, the Companies hereby consent to the Lenders making payments to cure any "Event of Default" pursuant to Section 4 of the GECC Intercreditor Agreement.

     Operating Leases shall mean all leases of property (whether real,
     ----------------
personal or mixed) other than Capital Leases.

     Other Collateral shall mean:  (a) all now owned and hereafter
     ----------------
acquired deposit accounts maintained by or on behalf of each Company with any bank or financial institution; (b) all of each Company's cash and other money and property in the possession or control of any Lender;
(c) all of each Company's books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; (d) all cash and non-cash proceeds of the foregoing and (e) all payments and damage awards received by Viskase Corporation in connection with the lawsuit between Viskase Corporation and American National Can Company pursuant to the terms of the Collateral Assignment of Lawsuit Proceeds.

     Out-of-Pocket Expenses shall mean all of the Lenders' present and
     ----------------------
future out-of-pocket expenses incurred in connection with this Financing Agreement and the other Loan Documents, including, without limitation,
(a) the cost of lien searches (including tax lien and judgment lien searches), pending litigation searches and similar items, (b) fees and taxes imposed in connection with the filing of any financing statements or other personal property security documents; (c) title insurance premiums, real estate survey costs and mortgage or recording taxes and fees; (d) all expenses, costs and fees incurred by the Lenders in connection with any action taken under Section 8 hereof; and (e) without
                                       ---------
duplication, all costs and expenses incurred by the Lenders in connection with the collection, liquidation, enforcement and defense of the Obligations and the Lenders' rights in the Collateral, and all disbursements and reasonable fees of in-house and outside counsel to the Lenders, including but not limited to such fees and disbursements incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding and in any appeals arising therefrom, whether incurred before, during or after the termination of this Financing Agreement or the commencement of any case with respect to Parent, any Company or any Subsidiary under the United States Bankruptcy Code or any similar statute.

     Parent shall mean Viskase Companies, Inc. (formerly known as
     ------
Envirodyne Industries, Inc.), a Delaware corporation.

     Patents shall have the meaning assigned in the definition of
     -------
"General Intangibles" in this Agreement, and all cash and non-cash proceeds thereof.

     Percentage Interest shall mean, with respect to each Lender, the
     -------------------
percentage interest of the Term Loan made by such Lender as set forth next to such Lender's name on the signature pages hereto.

     Permitted Distributions shall mean (a) distributions from Viskase
     -----------------------
Corporation to the Parent not to exceed Fifty-Five Million Dollars ($55,000,000), plus accrued interest and any applicable prepayment fees, for the sole purpose of permitting Parent to satisfy a mandatory redemption payment due and payable on or before June 15, 1999 in connection with the Senior Secured Notes, (b) dividends from the Companies and any Subsidiary to the parent corporation thereof; provided, however, that dividends to Parent shall be limited to
--------  -------
dividends needed for Parent to make payments on the Senior Unsecured Notes, existing Indebtedness under that certain Amended and Restated Credit Agreement dated as of June 1, 1998 among Parent, the lenders party thereto and BT Commercial Corporation, as agent, and for the payment of corporate overhead items (up to Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate during any fiscal year), and (c) dividends paid in shares of capital stock of Parent or any Subsidiary.

     Permitted Encumbrances shall mean:  (a) liens existing on the date
     ----------------------
hereof on specific items of Equipment and listed on Schedule 1.1(a)
                                                    ---------------
hereto; (b) Purchase Money Liens; (c) Customarily Permitted Liens;
(d) liens granted to the agent and the lenders under the CITBC Financing Agreement pursuant to the CITBC Loan Documents, by each Company and the Guarantors and liens granted to secure the Canada Intercompany Loan;
(e) liens granted to the Lenders pursuant to the Loan Documents, by each Company and the Guarantors; (f) liens granted to D.P. Kelly pursuant to the D.P. Kelly Loan Documents, by each Company and the Guarantors;
(g) liens granted to secure the Canada Intercompany Loan; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, One Million Dollars ($1,000,000) (other than liens bonded or insured to the reasonable satisfaction of the Lenders); (i) liens for taxes not yet due and payable, or liens for taxes due and payable, which are being contested diligently and in good faith by such Company, Guarantor or Subsidiary by appropriate proceedings, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, but only if such liens (i) are not (other than with respect to Real Estate) senior to the liens granted by the Companies to the Lenders, or (ii) do not secure taxes owed to the United States of America or any department thereof; (j) liens to secure
(i) Intercompany Loans made by any Guarantor or any Subsidiary to any Company, (ii) Intercompany Loans made by a Subsidiary (not a Guarantor) to another Subsidiary (not a Guarantor), and (iii) Intercompany Receivables that qualify as Permitted Indebtedness hereunder; (k) liens to secure Indebtedness of foreign domiciled Subsidiaries that qualifies as Permitted Indebtedness hereunder; provided, that such liens are not granted on the stock, share interests or equity interests of such Subsidiaries; and (k) renewals and extensions of liens constituting Permitted Encumbrances hereunder, provided that the lien encumbering the asset giving rise to such Permitted Encumbrance does not encumber any other asset of a Company, Guarantor or Subsidiary.

     Permitted Indebtedness shall mean:  (a) current Indebtedness
     ----------------------
maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (b) Indebtedness secured by Purchase Money Liens;
(c) Indebtedness arising under the CITBC Loan Documents, in an amount not to exceed, without the prior written consent of the Lenders, at any time, the sum of (1) the outstanding principal balance of the Term Loan,
(2) the Borrowing Base and (3) the greater of (A) $5,000,000 and (B) 15% of the Borrowing Base, provided however, that such limitation shall not
                       -------- -------
apply to advances under the "Revolving Line of Credit" (as defined in the CITBC Financing Agreement) required by CITBC to cover costs of liquidating the "Collateral" (as defined in the CITBC Financing Agreement)(including the costs of preserving and protecting such "Collateral" in connection therewith); (d) Indebtedness arising under this Financing Agreement and the other Loan Documents; (e) Indebtedness arising under the D.P. Kelly Loan Documents, in an amount not to exceed, without prior written consent of the Lenders, $5,000,000 plus, accrued and unpaid interest thereon; (f) deferred taxes and other expenses incurred in the ordinary course of business; (g) other Indebtedness existing on the date of execution and set forth on Schedule 1.1(b)
                                                   ---------------
attached hereto;

(h) Intercompany Loans and Intercompany Receivables; (i) Indebtedness incurred by foreign domiciled Subsidiaries for their own working capital and general corporate purposes not to exceed Fifteen Million Dollars ($15,000,000) in the aggregate at any one time outstanding; provided, that in no event shall such Indebtedness be guaranteed by a Company or Guarantor or be secured by assets other than the assets of such Subsidiary incurring the applicable Indebtedness; (j) Indebtedness to a third party, not secured by liens or security interests of any kind, not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate at any one time outstanding; (k) the Canada Intercompany Loan;
(l) guarantees permitted under Section 5.9(e) hereof below; and
                               -----------
(n) refinancings and renewals of Permitted Indebtedness, provided that the aggregate principal amount thereof does not increase as a result of any such refinancing or renewal from the amount outstanding at the time of such refinancing or renewal unless such increase does not cause such Indebtedness to fail to qualify as Permitted Indebtedness hereunder.

     Permitted Investments shall mean:  (a) readily marketable direct
     ---------------------
obligations of the United States of America or of any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, or readily marketable obligations unconditionally guaranteed by the United States of America or by any such agency or instrumentality, in each case maturing within one year from the date of acquisition thereof; (b) certificates of deposit, time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by, or demand deposit accounts maintained with, any commercial bank or trust company which is a member of the Federal Reserve System, the long-term debt obligations of which are rated at least A by Moody's Investors Service Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and which has combined capital and surplus of at least Two Hundred Fifty Million Dollars ($250,000,000) (any such bank or trust company, an "Eligible Bank"); (c) repurchase agreements with respect to securities of the type referred to in the foregoing clause (a) transacted with Eligible Banks, provided that each such repurchase agreement obligates an Eligible Bank to repurchase the securities which are the subject thereof no later than thirty (30) days after the acquisition of such repurchase agreement; (d) money-market preferred stock or money-market auction notes, in each case maturing or redeemable at the option of the holder thereof no more than one year after the date of acquisition thereof and having a rating of at least A3 by Moody's or at least A- by S&P, and Tax Exempt Obligations (as hereinafter defined) in the form of auction rate reset notes that reset within one year from the date of acquisition thereof; (e) obligations, the interest with respect to which is exempt from federal income taxation under Section 103 of the Internal Revenue Code, having a long term rating of at least A3 or A-, or a short term rating of at least P-1 or A-1, by Moody's or S&P, respectively, and having a maturity of less than two years ("Tax Exempt Obligations"), in addition to those described in the foregoing clause (d); (f) open market commercial paper of United States corporations maturing not later than Two Hundred Seventy (270) days after the issuance thereof and having a rating of at least P-2 by Moody's or at least A-2 by S&P; (g) investments in any mutual fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to Investments of the character described in the foregoing clauses (a) through (f); and
(h) notes or other debt obligations or securities received in connection with the bankruptcy or reorganization of customers and in settlement of delinquent obligations of, or disputes with, customers or suppliers in the ordinary course of business.

     Person shall mean and include an individual, a partnership, a joint
     ------
venture, a limited liability company, a corporation (whether or not for profit), a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

     Pledgors means, collectively, Viskase Companies, Viskase
     --------
Corporation, Viskase Holding and Viskase Sales.

     Pledge Agreements means, collectively, the Viskase Companies
     -----------------
Pledge, the Viskase Corporation Pledge, the Viskase Sales Pledge and the Viskase Holding Pledge.

     Promissory Note shall mean the note, in the form of Exhibit A
     ---------------                                     ---------
attached hereto, delivered by the Company to each of the Lenders to evidence the Term Loan.

     Purchase Money Liens shall mean liens on any item of Equipment or
     --------------------
real property (other than the Real Estate) acquired after the date of this Financing Agreement (including by way of Capital Lease) provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the property so acquired (having a book value in excess of $100,000) is furnished to the Lenders, and (c) the debt incurred in connection with such acquisitions shall not exceed in the aggregate Five Million Dollars ($5,000,000) at any time outstanding.

     Real Estate shall mean the Companies' owned real property located
     -----------
in Centerville, Iowa; Kentland, Indiana; Loudon, Tennessee; Osceola, Arkansas; Pauls Valley, Oklahoma; Bensalem, Pennsylvania; Chicago, Illinois and Bedford Park, Illinois, each parcel of which has been, or will be, encumbered, mortgaged, pledged or assigned to any of the Lenders or its designee.

     Real Estate Collateral Documents shall mean each Mortgage, Security
     --------------------------------
Agreement and Assignment of Leases and Rents, each Deed of Trust,
Security Agreement and Assignment of Leases and Rents and the Environmental Indemnity Agreement, each of even date herewith made by the Companies, as applicable, in favor of each of the Lenders with respect to each owned parcel of Real Estate.

     Representative shall mean Viskase Corporation, which shall act as
     --------------
Companies' sole and exclusive representative under this Agreement for all purposes, including, without limitation, to receive funds advanced hereunder, to receive notices and other communications from the Lenders hereunder, to make requests for advances of funds hereunder and to amend this Agreement.

     Security Agreements means, collectively, the Viskase Companies
     -------------------
Security Agreement, and the Viskase Holding Security Agreement.

     Senior Secured Notes shall mean those certain First Priority Senior
     --------------------
Secured Notes due 2000 issued by Parent, pursuant to that certain
Indenture dated as of June 20, 1995 between Parent and Shawmut Bank Connecticut, National Association, as Trustee.

     Senior Unsecured Notes shall mean those certain 10 1/4% senior
     ----------------------
notes issued by Parent pursuant to that certain Indenture dated as of December 31, 1993 between Parent and Bankers Trust Company, as Trustee.

     Stated Maturity Date shall mean June 30, 2001.
     --------------------

     Subsidiary means any domestic or foreign corporation, partnership,
     ----------
joint venture, limited liability company or other entity or organization of which a Person owns, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the voting stock at the time of determination.

     Tangible Net Worth shall mean, at any time, Net Worth plus
     ------------------
"Subordinated Debt" (as such term is defined in the CITBC Financing Agreement) after subtracting therefrom the amount of any intangible assets (as determined in accordance with GAAP), including amounts due from Subsidiaries and amounts due from investments in Subsidiaries (to the extent such amounts due were treated as assets in the determination of Net Worth).

     Term Loan shall mean the term loan in the original aggregate
     ---------
principal amount of THIRTY MILLION DOLLARS ($30,000,000), made by the Lenders pursuant to, and repayable in accordance with, the provisions of
Section 3 of this Financing Agreement.
---------

     Term Loan Promissory Notes shall mean the promissory notes in the
     --------------------------
form of Exhibit A hereto, executed by the Company to evidence the Term
        ---------
Loan.

     Total Liabilities shall mean total liabilities of each Company
     -----------------
determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

     Trade Accounts Receivable shall mean that portion of Accounts which
     -------------------------
arises from the sale of Inventory or the rendition of services in the ordinary course of business.

     Trademarks shall have the meaning assigned to that term in the
     ----------
definition of "General Intangibles" in this Agreement, and all cash and non-cash proceeds thereof.

     U.C.C. shall mean the Uniform Commercial Code as in effect from
     ------
time to time in the State of Illinois.

     Viskase Brazil means Viskase Brazil Embalagens, organized under the
     --------------
laws of Brazil.

     Viskase Canada means Viskase Canada Inc., a corporation organized
     --------------
under the laws of Ontario, Canada.

     Viskase Chile means Viskase Chile Embalajes LTDA, organized under
     -------------
the laws of Chile.

     Viskase Companies Pledge means that certain Pledge Agreement of
     ------------------------
even date herewith made by Parent in favor of the Lenders pledging one hundred percent (100%) of the capital stock of Viskase Corporation, Viskase Films and all other directly owned Subsidiaries of Parent, as described herein.

     Viskase Companies Security Agreement means that certain Security
     ------------------------------------
Agreement of even date herewith made by Parent in favor of the Lenders.

     Viskase Corporation Pledge means that certain Pledge Agreement of
     --------------------------
even date herewith made by Viskase Corporation in favor of the Lenders pledging one hundred percent (100%) of the capital stock of Viskase Sales and Viskase Holding.

     Viskase Europe means Viskase Europe Limited, organized under the
     --------------
laws of the United Kingdom.

     Viskase Films means Viskase Films, Inc., a Delaware corporation.
     -------------

     Viskase Holding means Viskase Holding, Inc., a Delaware
     ---------------
corporation.

     Viskase Holding Pledge means that certain Pledge Agreement of even
     ----------------------
date herewith made by Viskase Holding in favor of the Lenders pledging
(i) sixty-five percent (65%) of the capital stock of Viskase Europe and Viskase Brazil and (ii) one hundred percent (100%) of the capital stock of Viskase Australia Limited.

     Viskase Holding Security Agreement means that certain Security
     ----------------------------------
Agreement of even date herewith made by Viskase Holding in favor of the Lenders.

     Viskase Sales Pledge means that certain Pledge Agreement of even
     --------------------
date herewith made by Viskase Sales in favor of the Lenders pledging one hundred percent (100%) of the capital stock of Viskase Puerto Rico Corporation.

     Working Capital means Current Assets less Current Liabilities.
     ---------------

                     SECTION 2.  Conditions Precedent
                                 --------------------
     2.1 The obligation of the Lenders to make the Term Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Term Loan, of the following conditions precedent:

           (a)  Payment of Out-of-Pocket Expenses - The Companies shall
                ---------------------------------
have paid all amounts then owing to the Lenders by the Companies or Guarantors hereunder, or under any other Loan Document or the Commitment Letter, including, without limitation, that portion of the Loan Facility Fee payable on the Closing Date pursuant to Section 6.2 hereof.
                                            -----------
           (b)  Lien Priority - The liens granted in favor of the
                -------------
Lenders pursuant to the Loan Documents shall be valid and perfected, first priority liens on the Collateral, subject only to the Permitted Encumbrances.

           (c)  CITBC Loan Documents - The terms and conditions of the
                --------------------
CITBC Loan Documents, including without limitation, the total commitment under the CITBC Financing Agreement and the amount of "Availability" (as such term is defined in the CITBC Financing Agreement), shall be satisfactory to the Lenders in all respects. Each Company and CITBC shall have executed and delivered to the Lenders the CITBC Loan Documents.

           (d)  D.P. Kelly Loan Documents - The terms and conditions of
                -------------------------
the D.P. Kelly Loan Documents shall be satisfactory to the Lenders in all respects. Each Company and D.P. Kelly shall have executed and delivered to the Lenders the D.P. Kelly Loan Documents.

           (e)  Capital Structure - All aspects of the capital structure
                -----------------
of the Companies shall be satisfactory to the Lenders in all respects.

           (f)  Fraudulent Conveyances and Similar Issues - The Lenders
                -----------------------------------------
shall be satisfied with all fraudulent conveyances and similar issues arising out of the structure of the financing arrangements provided for under the terms and conditions of the Loan Documents, the CITBC Loan Documents and the D.P. Kelly Loan Documents.

           (g)  Lien Searches - The Lenders shall have received tax,
                -------------
judgment and U.C.C. searches (or the foreign country equivalents thereof) satisfactory to the Lenders for all locations presently occupied or used by each Company, each Guarantor, and such other Subsidiaries deemed necessary by the Lenders.

           (h)  Casualty Insurance - Each Company and each Guarantor
                ------------------
shall have delivered to the Lenders evidence satisfactory to the Lenders that casualty insurance policies listing the Lenders as an additional loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in paragraph (a) of Section 5.5 of this
                                             -----------
Financing Agreement.

           (i)  Mortgages/Deeds of Trust/Assignments of Rents - The
                ---------------------------------------------
Companies shall have executed and delivered to the Lenders (or to an agent of the Lenders or an agent of a title insurance company acceptable to the Lenders), such mortgages, deeds of trust and assignments of rents and leases as the Lenders may reasonably require to obtain first liens on the Real Estate, including, without limitation, the Real Estate Collateral Documents, subject to Permitted Encumbrances.

           (j)  UCC Filings - Any documents (including without
                -----------
limitation, financing statements) required to be filed in order to create, in favor of the Lenders, subject to Permitted Encumbrances, a first priority and perfected security interest in the Collateral and substantially all of the assets of the Guarantors (to the extent that such a security interest may be perfected by a filing under the U.C.C.), shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Lenders a perfected lien on the Collateral. The Lenders shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Lenders shall have received other evidence satisfactory to the Lenders that all such filings have been made); and the Lenders shall have received evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full.

           (k)  Title Insurance Policies - The Lenders shall have
                ------------------------
received, in respect of each mortgage or deed of trust, a mortgagee's marked-up unconditional commitment for title insurance from a title insurance company reasonably satisfactory to the Lenders (the "Title Insurance Company"). Each such commitment shall obligate the Title Insurance Company to issue to the Lenders a title insurance policy
(i) in an amount not less than the appraised value of the Real Estate covered thereby; (ii) that insures that the mortgage or deed of trust insured thereby creates, subject to Permitted Encumbrances, a valid first priority lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances; (iii) that names the Lenders as the insured thereunder; and (iv) that contains such endorsements and effective coverage as the Lenders may reasonably request. The Lenders also shall have received evidence that all premiums in respect of the policies to be issued have or will be paid on the Closing Date and that all charges for mortgage taxes and recording fees, if any, shall have been paid.

           (l)  Surveys - The Lenders and the Title Insurance Company
                -------
shall have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to the Lenders and the Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to the Lenders and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following:
(i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property;
(ii) the lines of streets abutting the sites and width thereof;
(iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall be certified to the Lenders and the Title Insurance Company and shall contain a legend reciting as to whether or not the site is located in a flood zone.

           (m)  Guaranty and Guarantor Security Agreements - (i) Each
                ------------------------------------------
Guarantor shall have executed and delivered to the Lenders a guaranty, in form acceptable to the Lenders, guaranteeing the Obligations, including, but not limited to, the Guaranty, and (ii) each of Parent and Viskase Holding shall have executed a security agreement and other appropriate security documents, including, but not limited to, the Security Agreements, pursuant to which Parent and Viskase Holding each grant to the Lenders, a security interest in substantially all of its assets.

           (n)  Opinions - Subject to the filing, priority and remedies
                --------
provisions of the U.C.C., the provisions of the Bankruptcy Code, insolvency statutes or other like laws, the equity powers of a court of law and such other matters as may be agreed upon with the Lenders, counsel for the Companies, the Pledgors and the Guarantors shall have delivered to the Lenders opinion(s) satisfactory to the Lenders opining, inter alia, that: (x) this Financing Agreement, the Guaranties, the
----- ----
Security Agreements and the Pledge Agreements executed by each Company, each Guarantor and each Pledgor, as applicable, and all other Loan Documents executed by each Company and delivered to the Lenders in connection with this Financing Agreement are (1) valid, binding and enforceable according to their respective terms, (2) duly authorized and
(3) do not violate any terms, provisions, representations or covenants in the charter, by-laws or other organizational agreement of any Company, any Pledgor or any Guarantor or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which any Company, any Pledgor or any Guarantor is a signatory or by which any Company, any Pledgor, any Guarantor or any Company's, any Pledgor's or any Guarantor's assets are bound.

           (o)  Pledge Agreements - Each Pledgor, as applicable, shall
                -----------------
(A) execute and deliver to the Lenders the Pledge Agreements, and (B) deliver to CITBC, on behalf of the Lenders, the stock certificates covered by the Pledge Agreements together with duly executed stock powers in blank.

           (p)  [Intentionally omitted]

           (q)  GECC Intercreditor Agreement - GECC and all applicable
                ----------------------------
parties shall have entered into the GECC Intercreditor Agreement with the Lenders.

           (r)  CITBC Subordination Agreement - CITBC shall have
                -----------------------------
executed and delivered the CITBC Subordination Agreement to the Lenders, in form and substance satisfactory to the Lenders.

           (s)  D.P. Kelly Intercreditor Agreement - D.P. Kelly shall
                ----------------------------------
have executed and delivered the D.P. Kelly Intercreditor Agreement to the Lenders, in form and substance satisfactory to the Lenders.

           (t)  CITBC-D.P. Kelly Subordination Agreement - CITBC and
                ----------------------------------------
D.P. Kelly shall have entered into the CITBC-D.P. Kelly Subordination Agreement, that is substantially identical to the CITBC Subordination Agreement and on terms and conditions satisfactory to the Lenders.

           (u)  Additional Documents - Each Company shall have executed
                --------------------
and delivered to the Lenders, on or before the Closing Date, the appropriate legal documentation, each in form and substance satisfactory to the Companies, the Lenders and their respective counsel, necessary to consummate the lending arrangement contemplated among the Companies and the Lenders.

           (v)  Environmental Reports - The Lenders shall have received
                ---------------------
environmental audit reports on (i) all of each Company's leasehold and fee interests in the Real Estate, and (ii) the Company's waste disposal practices. The reports must be satisfactory to the Lenders and not disclose or indicate any material liability (real or potential) arising out of any Company's premises, its operations, its waste disposal practices or waste disposal sites used by any Company.

           (w)  Board Resolutions - The Lenders shall have received a
                -----------------
copy of the resolutions of the Board of Directors of each Company, each Pledgor and each Guarantor (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, as applicable, (ii) the Guaranties executed by the Guarantors, as applicable, (iii) the Pledge Agreements executed by each Pledgor, as applicable, and (iv) any related agreements, in each case certified by the Secretary or Assistant Secretary of each Company, the Pledgors and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of each Company, each Pledgor and each Guarantor (as the case may be) as to the incumbency and signature of the officers executing such agreements and any certificate or other documents to be delivered by them pursuant hereto.

           (x)  Corporate Organization - The Lenders shall have received
                ----------------------
(i) a copy of the Certificate or Articles of Incorporation (or other equivalent organizational documents) of each Company, each Pledgor and each Guarantor, certified by the applicable authority in such entity's State of organization or foreign country of organization, as applicable, and (ii) copies of the By-Laws or equivalent corporate constituent document (as amended through the date hereof), if any, of each Company, each Pledgor and each Guarantor, certified by the Secretary or Assistant Secretary thereof.

           (y)  Officer's Certificate - The Lenders shall have received
                ---------------------
an executed Officer's Certificate of each Company, satisfactory in form and substance to the Lenders, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof, (ii) each Company is in compliance with all of the terms and provisions set forth herein and
(iii) no Default or Event of Default has occurred.

           (z)  Absence of Default or Material Adverse Effect - No
                ---------------------------------------------
Default, Event of Default or any fact or circumstance having a Material Adverse Effect shall have occurred or arisen. The Companies acknowledge that an adverse change in the terms, conditions, assumptions or projections supplied by Companies and any Guarantor, and on which the Magten based its decision to issue the Commitment Letter, in the Lenders' reasonable business judgement, may be construed by the Lenders as a Material Adverse Change for the purposes of this clause (z).

           (aa)  Appraisals - The Lenders shall have received appraisals
                 ----------
on each Company's fixed assets, which appraisals shall be by an appraiser acceptable to the Lenders and shall indicate an orderly liquidation value acceptable to the Lenders with respect to the Equipment, and a fair market value acceptable to the Lenders with respect to the aggregate value of the owned Real Estate.

           (bb)  Legal Restraints/Litigation - At the date of execution
                 ---------------------------
of this Financing Agreement, there shall be no (i) litigation, investigation or proceeding (judicial or administrative) pending or threatened against any Company, any Pledgor or any Guarantor or any of their assets or respective Subsidiaries, by any agency, division or department of any county, city, state or federal government arising out of the CITBC Financing Agreement, the D.P. Kelly Financing Agreement or this Financing Agreement, (ii) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under the CITBC Financing Agreement, the D.P. Kelly Financing Agreement or this Financing Agreement or (iii) to the best knowledge of each Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against any Company, any Pledgor, any Guarantor or any of their respective Subsidiaries or their assets, which, in the opinion of the Lenders, if adversely determined could have a Material Adverse Effect.

           (cc)  Disbursement Authorization - The Companies shall have
                 --------------------------
delivered to the Lenders all information necessary for the Lenders to issue wire transfer instructions on behalf of the Companies for the loans and/or advances to be made by the Lenders under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Lenders.

           (dd)  Examination & Verification; Availability - The Lenders
                 ----------------------------------------
shall have completed to the satisfaction of the Lenders an examination and verification of the Accounts, Inventory, books and records of each Company and each Guarantor.

           (ee)  Existing Revolving Credit Agreement - (i) The
                 -----------------------------------
Companies' existing credit agreement agented by BT Commercial Corporation shall be terminated, (ii) all loans and obligations of each Company and/or the Guarantors and each Pledgor thereunder shall be paid or satisfied in full utilizing the proceeds of the revolving loans and other financial accommodations to be made under the CITBC Financing Agreement and the Term Loan to be made under this Financing Agreement and (iii) all liens upon or security interest in favor of BT Commercial Corporation, as collateral agent, in connection therewith shall be terminated and/or released upon such payment.

           (ff)  Commitment Letter.  Each Company shall have (i) fully
                 -----------------
complied, to the satisfaction of the Lenders, with all of the terms and conditions of the Commitment Letter and (ii) paid to the Lenders all sums due to the Lenders pursuant to the Commitment Letter.

           (gg)  D.P. Kelly Payoff - All amounts owed to D.P. Kelly,
                 -----------------
however evidenced, incurred prior to the date hereof, shall be fully paid or refinanced and all liens, mortgages, deeds of trust, security interests and filings related thereto shall be duly released prior to the Closing Date, and evidence of such releases, satisfactory to Lenders, shall be provided to Lenders on or prior to the Closing Date.

           (hh)  Collateral Assignment of Intercompany Loan - All
                 ------------------------------------------
amounts owed by Viskase Canada to any Company or any Guarantor from time to time shall be (i) evidenced by a Promissory Note payable by Viskase Canada to such Company of Guarantor and (ii) secured by all of the assets of Viskase Canada pursuant to a security agreement in form and substance acceptable to Agent (the "Canada Security Agreement"). On the Closing Date, and from time to time thereafter, as applicable, such Company or Guarantor loaning funds to Viskase Canada shall execute a Collateral Assignment of Intercompany Note and Security Agreement of even date herewith (the "Collateral Assignment of Intercompany Loan") in favor of the Lenders, pursuant to which such Company or Guarantor shall assign all right, title and interest in the Canada Intercompany Loan and the Canada Security Agreement to the Lenders as collateral security for the Obligations, and such Company or Guarantor shall execute such financing statements, documents, instruments and agreements as shall be necessary to perfect the foregoing security interest assignment in favor of the Lenders, as the Lenders so request.

           (ii) All conditions precedent to the consummation of the CITBC Financing Agreement and the D.P. Kelly Financing Agreement shall have been satisfied or waived in accordance with the terms thereof.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above conditions precedent shall have been deemed satisfied except as each Company and the Lenders shall otherwise agree herein or in a separate writing.

                     SECTION 3.  Term Loan
                                 ---------
     3.1 Each Company hereby agrees to execute and deliver to each of the Lenders on the Closing Date, a Term Loan Promissory Note, dated the Closing Date, payable to the order of such Lender in the principal amount of its respective Percentage Interest in the Term Loan.

     3.2 Subject to the terms and conditions hereof, upon receipt of the Term Loan Promissory Notes, each Lender hereby severally (and not jointly) agrees to extend to the Companies a portion of the Term Loan in the original principal amount equal to such Lender's Percentage Interest of Thirty Million Dollars ($30,000,000).

     3.3 The principal amount of the Term Loan shall be due and payable to each Lender in its Percentage Interest, and repaid by the Company, in full in cash on the Maturity Date.

     3.4 The Companies shall prepay the Term Loan as provided for in this Agreement, including, without limitation, pursuant to Section 5.16
                                                           ------------
hereof.

     3.5 The Companies, at their option, may prepay the Term Loan at any time, in whole or in part, without penalty or premium, provided that on each such prepayment, the Companies shall pay accrued interest on the principal so prepaid to the date of such prepayment.

                     SECTION 4.  Collateral
                                 ----------
     4.1 As security for the prompt payment in full of all loans and advances made and to be made to each Company from time to time by the Lenders pursuant hereto, as well as to secure the payment in full of the other Obligations, each Company hereby pledges and grants to the Lenders, a continuing general lien upon and security interest in all of such Company's:

          (a)     present and hereafter acquired Inventory;

          (b)     present and hereafter acquired Equipment;

          (c)     present and future Accounts;

          (d)     present and future Documents of Title;

          (e)     present and future General Intangibles;

          (f)     present and future Investment Property;

          (g)     present and future Other Collateral;

          (h)     Real Estate; and

          (i) any such other property not included under clauses (a) through (h) above that would otherwise be deemed to constitute "Collateral" as defined in the CITBC Loan Documents or the D.P. Kelly Loan Documents, as such agreements may be amended, modified or replaced from time to time;

Notwithstanding anything contained herein to the contrary, the Collateral shall not include, and neither Company shall be deemed to have granted a lien or security interest hereunder in:

                  (i) any property or asset to the extent, and only for so long as, such property is subject to a Permitted Encumbrance (other than the CITBC Loan Documents and the D.P. Kelly Loan Documents) which specifically restricts the granting of additional liens or security interests on such property; provided that
                                                   --------
     (A) such lien or security interest constitutes a Permitted Encumbrance and (B) the restriction on the granting of additional liens or security interests extends only to the property subject to such a Permitted Encumbrance and the proceeds thereof;

             (ii) any contract that prohibits the granting of a security interest in such contract or the rights thereunder without the consent of the other party(ies) thereto, which consent has not been obtained (except to the extent any such prohibition would be rendered ineffective or unenforceable under applicable laws);


             (iii) any "Sale-Leaseback Property" as defined in the GECC Intercreditor Agreement; or

             (iv)  the specific assets identified on Schedule 4.1 hereto
                                                     ------------
     (the "Excluded Assets"); provided, however, that the Companies agree to cause the proceeds of the sale of the Excluded Assets to be used as set forth in Section 5.16 below.
                             ------------

     4.2 The security interests granted hereunder shall extend and attach to:

          (a) All Collateral which is presently in existence and which is owned by any Company or in which any Company has any interest, whether held by any Company or others for its account, and, if any Collateral is Equipment, whether such Company's interest in such Equipment is as owner or lessee or conditional vendee;

          (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

          (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Lenders or any Company from such Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by any Company, or to the sale, promotion or shipment thereof.

     4.3 Each Company agrees to safeguard, protect and hold all Inventory for the account of the Lenders, and make no disposition thereof except in the regular course of the business of each Company; provided, however, that each Company may make bulk sales of Inventory that is obsolete and non-marketable under ordinary terms if such Company gives prompt written notice to the Lenders after any such sale. Inventory may be sold and shipped by each Company to its customers in the ordinary course of each Company's business, on open account and on commercially reasonable terms, provided that, subject to the CITBC Subordination Agreement and the D.P. Kelly Intercreditor Agreement, all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to the Lenders based upon each Lender's Percentage Interest. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in each Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Lenders shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

     4.4 Each Company agrees at its own cost and expense to keep the Equipment in as good repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each Company also agrees to safeguard, protect and hold all Equipment for the account of the Lenders, and make no disposition thereof (other than dispositions expressly permitted hereunder) unless such Company first obtains the prior written approval of CITBC). Any sale, exchange or other disposition of any Equipment (other than dispositions expressly permitted hereunder) shall only be made by the Companies with the prior written approval of the Lenders, and the proceeds of any such sales shall not be commingled with any Company's other property, but shall be segregated, and subject to the CITBC Subordination Agreement and the D.P. Kelly Intercreditor Agreement, held by each Company in trust for the Lenders, for the benefit of the Lenders, as the Lenders' exclusive property, and shall be delivered immediately by each Company to the Lenders based upon each Lender's Percentage Interest. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchanges or dispositions. As to any such sale, exchange or other disposition, the Lenders shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything set forth herein to the contrary, each Company may sell, exchange or otherwise dispose of (a) obsolete Equipment or Equipment no longer needed in such Company's operations, provided that the then book value of the Equipment so disposed of does not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year and (b) items of Equipment not listed in or appraised pursuant to the appraisals described in Section 2.1(aa) above to
                                        ---------------
Subsidiaries, provided (i) the Companies shall notify the Lenders of any such disposition in reasonable detail if the Equipment subject thereto has a minimum book value of Two Hundred Fifty Thousand Dollars ($250,000.00) per item and (ii) that the aggregate book value of any such Equipment so disposed to Subsidiaries shall not exceed
Seven Hundred Fifty Thousand Dollars ($750,000.00) in the aggregate in any fiscal year. Subject to the CITBC Subordination Agreement and the D.P. Kelly Intercreditor Agreement, to the extent that any Equipment is sold, exchanged or otherwise disposed of pursuant to the preceding sentence, the proceeds of such sales or dispositions shall be delivered to the Lenders based upon each Lender's Percentage Interest in accordance with the foregoing provisions of this Section 4.4, except
                                                 -----------
that each Company may retain and use such proceeds to purchase forthwith replacement Equipment which such Company determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, and provided further that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not waived.

     4.5 The rights and security interests granted hereunder to the Lenders, are to continue in full force and effect, until the final payment in full to the Lenders of all Obligations. Any delay, or omission by the Lenders to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by the Lenders. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     4.6 To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Lenders shall have the right in their sole discretion to determine which rights, security, liens, security interests or remedies the Lenders shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Lenders' rights hereunder.

     4.7 Any property or assets of any Company in the possession of the Lenders may be held by the Lenders as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due upon written notice to the Companies. The liens and security interests granted herein and any other lien or security interest which the Lenders may have in any other assets of any Company, shall secure payment and performance of all now existing and future Obligations.

     4.8 This Financing Agreement and the obligation of each Company to perform all of its covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) covering the Real Estate including, but not limited to, the Real Estate Collateral Documents.

     4.9 From time to time, each Company shall deliver to the Lenders, such mortgage(s), deed(s) of trust or assignment(s) covering the Real Estate or real estate acquired after the date hereof as the Lenders shall require to obtain a valid first lien thereon, subject only to Permitted Encumbrances.

     4.10 From time to time, each Company, each Guarantor and each Pledgor shall deliver to the Lenders, or shall cause Parent to deliver to the Lenders, such pledge or security agreements with respect to
(a) trademarks, patents, licenses, General Intangibles and capital stock in each Company and (b) capital stock in any and all direct Subsidiaries of each Company, each Guarantor and each Pledgor, as applicable, as the Lenders shall require to obtain valid first liens thereon (subject to Permitted Encumbrances); provided, however, that in no event shall a pledge of more than 65% of the equity interests of any foreign entity directly owned be required [so long as applicable law would treat any such pledge in excess of such amount as a "deemed dividend" to the parent company of such foreign entity.

         SECTION 5.  Representations, Warranties and Covenants
                     -----------------------------------------

     5.1 Each Company hereby warrants and represents and/or covenants that: (a) the fair value of each Company's assets exceeds the book value of each Company's liabilities; (b) each Company is generally able to pay its debts as they become due and payable; (c) no Company has unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances; (d) the consolidated audited balance sheet and related statements of operations and cash flow and changes in stockholders' equity for the Parent as of December 31, 1998 and for the fiscal year then ended, and the consolidated unaudited balance sheet and related statements of operations and cash flow for the Parent as of March 31, 1999 and for the three (3) months then ended, have been prepared in accordance with GAAP and present accurately and fairly in all material respects the Parent's financial position as at the dates thereof and the Parent's results of operation for the periods then ended; (e) each Company is duly organized and validly existing under the laws of the state of its incorporation, and is qualified to do business in each State where the failure to so qualify would have a Material Adverse Effect; (f) Schedule 5.1 hereto
                                                  ------------
correctly and completely sets forth each Company's chief executive office, all of the Collateral locations and all tradenames used by each Company; (g) the execution and delivery of this Financing Agreement by each Company and the consummation of the transactions contemplated hereby, do not violate any term, provision or covenant contained in the Articles or Certificate of Incorporation or Bylaws of any Company, or any term, provision, covenant or representation contained in any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement to which any Company is a signatory or by which any Company or any Company's assets are bound; (h) except for the Permitted Encumbrances, the security interests granted herein and in the other Loan Documents constitute and shall at all times constitute first priority and exclusive liens on the Collateral; (i) except for the Permitted Encumbrances, each Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (j) the Indebtedness listed on Schedule 1.1(b)
                                                   ---------------
hereto constitutes all funded indebtedness of each Company existing as of the date hereof; (k) each Company will at its expense forever warrant and, at the Lender's request, defend the Collateral from any and all claims and demands of any other person other than the Permitted Encumbrances; (l) no Company will grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and (m) each Company will provide the Lenders with prior written notice of any change in the location of any Collateral.

     5.2 Each Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Lenders shall reasonably require. Each Company agrees that any Lender and/or such Lender's designated agents (at such Lender's expense), may enter upon each Company's offices, or other premises at any time during normal business hours and upon reasonable notice of at least one (1) Business Day prior to an Event of Default, and from time to time, in order to
(a) examine and inspect the books and records of each Company, and make copies thereof and take extracts therefrom, and (b) verify, inspect, appraise and perform physical counts and other valuations of the Collateral and any and all records pertaining thereto; provided, however, that so long as no Event of Default exists and is continuing, the number of such examinations, inspections, appraisals, physical counts and other valuations shall be limited to [four (4)] per annum. All reasonable costs, fees and expenses incurred by the Lenders in connection with such examinations, inspections, appraisals, physical counts and other valuations shall constitute Out-of-Pocket Expenses for purposes of this Financing Agreement.

     5.3 Each Company agrees to execute and deliver to the Lenders, from time to time, solely for the Lenders' convenience in maintaining a record of the Collateral, such written statements, schedules and other information and documentation as the Lenders may reasonably require, designating, identifying or describing the Collateral. Without limiting the foregoing, each Company shall deliver to Lenders copies of all schedules and statements delivered to CITBC pursuant to the CITBC Financing Agreement, including, without limitation, pursuant to Section
7.3 thereof, simultaneously with the delivery of such schedules and statements to CITBC. Any Company's failure, however, to promptly give the Lenders such statements or schedules shall not affect, diminish, modify or otherwise limit the security interests of the Lenders, in the Collateral.

     5.4 Each Company agrees to comply with the requirements of all state and federal laws in order to grant to the Lenders, valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Lenders are hereby authorized by each Company to file any financing statements covering the Collateral whether or not such Company's signature appears thereon. Each Company agrees to do whatever the Lenders reasonably may request from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with the Lenders' designated agents and employees; (c) keeping Collateral records;
(d) transferring proceeds of Collateral to the Lenders' possession in accordance with the terms hereof; and (e) performing such further acts as the Lenders reasonably may require in order to effect the purposes of this Financing Agreement.

     5.5  (a)   Each Company agrees to maintain insurance on the Real
Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Lenders (the "Required Insurance"). All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders, to be made payable to the Lenders, for the benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Lenders reasonably may require to fully protect the Lenders' interests in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All summaries of such policies are to be delivered to the Lenders. All such insurance policies shall be prepaid, with a loss payable endorsement in favor of the Lenders, for the benefit of the Lenders, and shall provide for not less than thirty (30) days prior written notice to the Lenders of the exercise of any right of cancellation. Upon the occurrence of an Event of Default which is not waived, the Lenders shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders, have the sole right, in the name of the Lenders or any Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

          (b) Unless any Company provides the Lenders with evidence of the Required Insurance in the manner set forth in paragraph (a) above, the Lenders may, upon prior notice to the Companies, purchase insurance at each Company's expense to protect the interests of the Lenders in the Collateral. The insurance purchased by the Lenders may, but need not, protect such Company's interests in the Collateral, and therefore such insurance may not pay any claim which any Company makes or any claim which is made against any Company in connection with the Collateral.
The Companies may later request that the Lenders cancel any insurance purchased by the Lenders, but only after providing the Lenders with satisfactory evidence that the Companies have the Required Insurance.
If the Lenders purchase insurance covering all or any portion of the Collateral, the Companies shall be responsible for the costs of such insurance, including interest (at the applicable rate set forth hereunder) and other charges accruing on the purchase price therefor, until the effective date of the cancellation or the expiration of the insurance. The costs of the premiums of any insurance purchased by the Lenders may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that the Lenders purchase insurance, the Lenders will notify the Representative of such purchase within thirty (30) days after the date of such purchase. If, within thirty (30) days of the date of such notice, the Companies provide the Lenders with proof that the Companies had the Required Insurance as of the date on which the Lenders purchased insurance and the Companies have
                                                  ---
continued at all times thereafter to have the Required Insurance, then the Lenders agree to cancel the insurance purchased by the Lenders and reimburse the companies by the amount of all costs, interest and other charges associated with such insurance.

          (c)
               (i) Subject to the CITBC Subordination Agreement and the D.P. Kelly Intercreditor Agreement, in the event of any loss or damage by condemnation, fire or other casualty, insurance proceeds relating to Inventory that are paid to the Lenders shall reduce the Obligations.

          (ii) Subject to the CITBC Subordination Agreement and the D.P. Kelly Intercreditor Agreement, in the event any part of the Company's Real Estate or Equipment is condemned or damaged by fire or other casualty and the insurance or condemnation proceeds for such condemnation, damage or other casualty are paid to the Lenders (the "Proceeds"), the Lenders shall promptly apply such Proceeds to reduce the Obligations.

          (iii) As long as an Event of Default has not occurred (which is not waived), the Companies have sufficient business interruption insurance to replace the lost profits of any Company's facilities, the Companies may elect (by delivering written notice to the Lenders) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such condemnation, fire or other casualty as set forth herein. If the Companies do not, or cannot, elect to use the Proceeds as set forth above, the Lenders may, subject to the CITBC Subordination Agreement and the D.P. Kelly Intercreditor Agreement and to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders, apply the Proceeds to the payment of the Obligations.

          (iv) Prior to the commencement of any restoration, repair or replacement of Real Estate, the Companies shall provide the Lenders with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Proceeds to cover the cost of restoration as so determined, the Companies shall be responsible for the amount of any such deficiency, and shall fund such deficiency. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional certificate of occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Companies (herein collectively the "Completion").

          (v) The Companies agree to pay any reasonable costs, fees or expenses which the Lenders may reasonably incur in connection with this Section 5.5.
          -----------

     5.6 The Companies agree to pay, prior to the imposition of any lien or penalty (other than Permitted Encumbrances), all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon any Company or the Collateral, including, without limitation, all sales taxes collected by any Company on behalf of any Company's customers in connection with sales of Inventory. If such taxes remain unpaid after such date (unless such taxes are being diligently contested in good faith by such Company by appropriate proceedings), or if any lien shall be claimed thereunder (a) for taxes due the United States of America or (b) which in the Lenders' opinion secures an obligation having priority over the rights granted to the Lenders' herein, then the Lenders may, on behalf of the Companies, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Lenders on demand.

     5.7 (a) Each Company agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a Material Adverse Effect on such Company, provided that any Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Lenders' reasonable opinion, materially and adversely effect the Lenders' rights or priorities in the Collateral.

          (b) Without limiting the generality of paragraph (a) above, each Company agrees to comply with all environmental statutes, acts, rules, regulations or orders, as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, if the failure to so comply would have a Material Adverse Effect on such Company. Each Company hereby indemnifies the Lenders, and agrees to defend and hold the Lenders harmless, from and against any and all loss, damage, claim, liability, injury or expense which the Lenders or the Lenders may sustain or incur in connection with any claim or expense asserted against the Lenders as a result of any environmental pollution, hazardous material or environmental clean-up of any Company's owned or leased real property; or any claim or expense which results from any Company's operations (including, but not limited to, the Company's off-site disposal practices) except as a result of the gross negligence or willful misconduct of any Lender, and each Company further agrees that this indemnification shall survive the payment of all Obligations or amounts payable hereunder. No Company shall be deemed to have breached any provision of this Section 5.7 if (i) the failure to comply with the
                      -----------
requirements of this Section 5.7 resulted from good faith error or
                     -----------
innocent omission, (ii) the Companies promptly commence and diligently pursue a cure of such breach and (iii) such failure is cured within fifteen (15) Business Days following any Company's receipt of notice of such failure.

          (c) As of the date hereof, each Company represents and warrants to the Lenders that except as disclosed on Schedule 5.7
                                                    ------------
attached hereto, (i) none of the operations of any Company are, to their knowledge after diligent inquiry, the subject of any federal, state or local investigation to determine whether any remedial action is needed to address the presence or disposal of any environmental pollution, hazardous material or environmental clean-up of the Real Estate or any Company's leased real property, (ii) no Company has any known contingent liability with respect to any release of any environmental pollution or hazardous material, (iii) each Company presently is in compliance with all environmental statutes, acts, rules, regulations or orders applicable to each Company's owned or leased real property or the operation of each Company's business, except where the failure to be in such compliance would not have a Material Adverse Effect, (iv) no enforcement proceeding, complaint, summons, citation, notice, order, claim, litigation, investigation, letter or other communication from a federal, state or local authority has been filed against or delivered to any Company, regarding or involving any release of any environmental pollution or hazardous material on any real property now or previously owned or leased by any Company, and (v) each Company has obtained and maintains all permits, approvals, authorizations and licenses, if any, required by applicable environmental statutes, acts, rules, regulations and orders, except where the failure to have such permits, approvals, authorizations or licenses would not have a Material Adverse Effect on such Company.

     5.8 Until payment and satisfaction of all Obligations due hereunder, each Company agrees that, unless the Lenders shall have otherwise consented in writing, the Companies will furnish to the
Lenders: (a) within ninety (90) days after the end of each fiscal year of the Parent, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the close of such year, and statements of operations, cash flow and reconciliation of stockholders' equity for such year, in the case of the Consolidated Balance Sheet and related statements audited by such independent public accountants selected by the Parent and satisfactory to the Lenders, together with the unqualified opinion of the accountants preparing such financial statements (except that for the fiscal year 2000 audited financial statements, the opinion of such accountants may be qualified, if necessary, for the sole purpose of reflecting that, as of the date of such opinion, the Companies do not have a financing commitment in place for the period commencing on the Termination Date); (b) within forty-five (45) days of the end of each fiscal quarter, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the end of such fiscal quarter, and a consolidated statement of operations and cash flow for such fiscal quarter and for the period commencing on the first day of the current fiscal quarter through the end of such fiscal quarter; (c) within thirty-five (35) days after the end of each fiscal month, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the end of such fiscal month, and a consolidated statement of operations and cash flow for such fiscal month and for the period commencing on the first day of the current fiscal year through the end of such fiscal month; (d) no later than thirty
(30) days after the beginning of each fiscal year, monthly projections of the Consolidated Balance Sheet, Consolidating Balance Sheet, the consolidated and consolidating statements of operations and cash flow of Parent; and (e) from time to time, such further information regarding the business affairs and financial condition of each Company as the Lenders may reasonably request. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the Treasurer or Chief Financial Officer of Representative, pursuant to which such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) Parent's and the Companies' financial condition at the end of the particular accounting period, as well as Parent's and the Companies' operating results during such accounting period, subject to year-end audit adjustments; (y) during the particular accounting period (i) there has occurred no Default or Event of Default under this Financing Agreement, or, if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate, and (ii) no Company has received any notice of cancellation with respect to its property insurance policies; and (z) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

     5.9 Until payment and satisfaction in full of all Obligations due hereunder, each Company agrees that, without the prior written consent of the Lenders, except as otherwise herein provided, no Company will, and will not permit any Guarantor or Subsidiary to:

          (a)  Except for transfers of assets permitted under
Section 5.9(c) below and Permitted Encumbrances, mortgage, assign,
--------------
pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired;

          (b) Incur or create any Indebtedness other than the Permitted Indebtedness;

          (c)  Sell, lease, assign, transfer or otherwise dispose of
(i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or any substantial part of its assets, if any, which do not constitute Collateral; provided, however,
(A) that transfers of Inventory solely among the Companies and/or the Guarantors (other than Parent) shall be permitted hereunder so long as any such transfer would be classified as an Intercompany Receivable,
(B) sales or dispositions of Excluded Assets shall be permitted hereunder, and (C) sales or transfers of Collateral to either Company by the other Company or by any Subsidiary to any Company shall be permitted hereunder;

          (d) (i) Merge or consolidate with any other entity; provided, however, that (x) any Company may merge or consolidate with any Guarantor (other than Parent) and (y) any non-Guarantor Subsidiary may merge or consolidate with any other non-Guarantor Subsidiary;
(ii) change its corporate name or principal place of business without at least thirty (30) days prior written notice to the Lenders, (iii) change the form of its organization from for-profit corporation or (iv) enter into or engage in any operation or activity materially different from that presently being conducted by either Company;

          (e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except
(i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,
(ii) existing guaranties listed on Schedule 5.9(e) hereof,
                                   ---------------
(iii) guaranties in favor of CITBC, individually and as agent and the other lenders under the CITBC Loan Documents, D.P. Kelly under the D.P. Kelly Loan Documents and the Lenders under the Loan Documents,
(iv) guaranties entered into in the ordinary course of business by any Company or any Guarantor of the obligations of any Company or any Guarantor, (v) guaranties entered into in the ordinary course of business by any Subsidiary that is not a Guarantor of the obligations of any other Subsidiary that is not a Guarantor, and (vi) guaranties entered into in connection with the refinancing of any Indebtedness permitted to be guaranteed by this Section, provided that the guarantor thereof was previously guaranteeing the Indebtedness being refinanced and the principal amount of such Indebtedness being refinanced shall not be increased from such principal amount outstanding on the day prior to the date of such refinancing; provided, however, that the principal amount of such Indebtedness being guaranteed may be increased by up to Two Million Five Hundred Thousand ($2,500,000.00) if, and only if, such Indebtedness is Permitted Indebtedness;

          (f) Declare or pay any dividend or distribution of any kind on, or purchase, acquire, redeem or retire, any of Parent's or any Company's equity interests (of any class or type whatsoever), whether now or hereafter issued and outstanding, other than Permitted
Distributions;

          (g) Create any new Subsidiary, or make any advance or loan to, or any investment in, or acquire all or substantially all of the assets or capital stock of, or other equity interests in, any firm, entity, person or corporation, other than (i) investments in the Subsidiaries, (ii) Permitted Investments, (iii) loans constituting Permitted Indebtedness hereunder, and (iv) advances to officers and directors in the ordinary course of business for travel expenses, employment relocation programs and similar business expenses subject to a limit of Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate at any one time outstanding; provided, however that such limit shall not apply with respect to legally required and permissible indemnification of officers and directors;

          (h) Amend or modify any provision of the Lease Documents to the extent such amendments or modifications would (i) accelerate the term or maturity date of any obligations thereunder, (ii) increase the amount of rental payments, royalty payments or other payments required thereunder, (iii) accelerate any obligations thereunder, (iv) increase the amount of any interest or royalty rate attributable thereto, or
(v) otherwise impose any covenant, term, restriction, condition or obligation determined by the Lenders, in their reasonable discretion, to be materially more restrictive or burdensome to any Company or Parent than existed prior to such amendment or modification. It is understood and agreed that to the extent an amendment or modification of the Lease Documents is permissible hereunder, the Lenders shall be promptly provided with a copy thereof;

          (i) Amend or modify any provision of any of the D.P. Kelly Loan Documents;

          (j) Amend the CITBC Financing Agreement to modify the timing of any scheduled payment of principal of the Term Loan;

          (k) Amend or modify (i) the definitions in the CITBC Financing Agreement of "Accounts Receivable Advance Percentage," "Availability," and "Inventory Advance Percentage," (but only to the extent that any such alteration or modification would result in an increase in Availability (as defined in the CITBC Financing Agreement)),
(ii) the definitions in the CITBC Financing Agreement of "Excluded Assets," Permitted Distributions," "Permitted Encumbrances," "Permitted Indebtedness," "Purchase Money Liens," "Revolving Line of Credit" or "Term Lien," or (iii) Sections 5.9(a), (b), (c), (d), (e), (f), (g), (h)
                      ---------------  ---  ---  ---  ---  ---  ---  ---
or 5.15 of the CITBC Financing Agreement;
   ----

          (l) Request, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any advance (which in the case of clauses 2 and 3 below shall be advances under the Revolving Line of Credit) which would cause the principal amount of Senior Debt to exceed, at any time, the sum of (1) the outstanding principal balance of the Term Loan, (2) the Borrowing Base and (3) the greater of
(A) $5,000,000, and (B) 15% of the Borrowing Base, provided, however,
                                                   --------  -------
that such limitation on advances shall not apply to advances under the "Revolving Credit Line" (as such term is defined in the Financing Agreement) required by CITBC to cover costs of liquidating "Collateral" (as such term is defined in the CITBC financing Agreement) (including the costs and expenses of preserving and protecting such "Collateral" in connection therewith);

     5.10 Until payment and satisfaction in full of all Obligations hereunder, each Company shall:

          (a) cause Parent to maintain at all times during the periods below a Tangible Net Worth of not less than the amount set forth below for the applicable period:

Quarterly Period Ending  Tangible  Net Worth  Quarterly Period Ending  Tangible Net Worth
-----------------------  -------------------  -----------------------  -------------------
June 30, 1999                $ 99,000,000         June 30, 2000           $88,000,000
                             ------------                                 -----------
September 30, 1999           $ 95,000,000         September 30, 2000      $86,000,000
                             ------------                                 -----------
December 31, 1999            $ 91,000,000         December 31, 2000       $86,000,000
                             ------------                                 -----------
March 31, 2000               $ 88,000,000         March 31, 2001          $82,000,000
                             ------------                                 -----------
                                                  June 30, 2001 and
                                                  each quarter
                                                  thereafter              $83,000,000
                                                                          -----------

          (b) maintain at the end of each fiscal quarter during the periods set forth below a Fixed Charge Coverage Ratio of not less than the ratio set forth below for the applicable period (measured as follows: (i) for the quarter ending June 30, 1999, measured on a trailing basis taking into account the prior quarter; (ii) for the quarter ending September 30, 1999, measured on a trailing basis taking into account the prior two (2) quarters; (iii) for the quarter ending December 31, 1999, measured on a trailing basis taking into account the prior three (3) quarters; and (iv) for the quarter ending March 31, 2000 and each fiscal quarter thereafter, measured on a rolling four
(4) quarter basis taking into account such quarter and the prior three
(3) fiscal quarters):

Fiscal Quarter Ending        Ratio            Fiscal Quarter Ending         Ratio
---------------------    -------------        ---------------------    ---------------
June 30, 1999             0.61 to 1.0            June 30, 2000            0.75 to 1.0
September 30, 1999        0.80 to 1.0            September 30, 2000       0.84 to 1.0
December 31, 1999         0.80 to 1.0            December 31, 2000        0.89 to 1.0
March 31, 2000            0.68 to 1.0            March 31, 2001           0.91 to 1.0
                                                 June 30, 2001 and
                                                 each fiscal quarter
                                                 thereafter               0.93 to 1.0

          (c) maintain at the end of each month quarter during the periods set forth below a Leverage Ratio of no more than the ratio set forth below for the applicable period:

Quarterly Period Ending     Ratio          Quarterly Period Ending       Ratio
-----------------------  -----------       -----------------------    ------------
June 30, 1999             45 to 1.0             June 30, 2000            35 to 1.0
September 30, 1999        40 to 1.0             September 30, 2000       35 to 1.0
December 31, 1999         35 to 1.0             December 31, 2000        30 to 1.0
March 31, 2000            42 to 1.0             March 31, 2001           37 to 1.0
                                                June 30, 2001 and
                                                each quarter
                                                thereafter               30 to 1.0

     5.11 Without the prior written consent of the Lenders, the Parent, on a consolidated basis with its Subsidiaries, will not:
(a) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies during any fiscal year would exceed Seven Million Dollars ($7,000,000), or (b) make any Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of:

            (i)    $28,000,000.00 for the fiscal year ending
                   December 31, 1999;
            (ii)   $14,000,000.00 for the fiscal year ending
                   December 31, 2000;
            (iii) $7,500,000.00 for the six (6) month period ending June 30, 2001;

provided that if the maximum amount set forth above for any year exceeds
--------
the aggregate amount of Capital Leases and Capital Expenditures made or incurred (or committed to be made or incurred) during such period, then the maximum amount set forth above for the following period(s) shall be increased by up to Three Million Dollars ($3,000,000) of the amount of such excess.

     5.12  The Company agrees to advise the Lenders in writing of
(a) all expenditures (actual or anticipated) in excess of Five Hundred Thousand Dollars ($500,000.00) for (i) environmental clean-up,
(ii) environmental compliance or (iii) environmental testing and the impact of said expenses on any Company's Working Capital, and (b) any notices any Company receives from any local, state or federal authority advising any Company of any environmental liability (real or potential) stemming from any Company's operations, its premises, its waste disposal practices, or waste disposal sites used by any Company and to provide the Lenders with copies of all such notices if so required.

     5.13 Without the prior written consent of the Lenders, each Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property, with any person or entity affiliated with either Parent, any Company or any Subsidiary, unless such transaction otherwise complies with the provisions of this Financing Agreement and is on arms-length terms, except that the foregoing restrictions shall not apply to
(a) Intercompany Receivables, (b) fees payable to members of the Board of Directors of Parent in the ordinary course of business consistent with past practice, except the amount of such fees may be increased by ten percent (10%) per annum, and (c) advances of expenses otherwise permitted by this Agreement.

     5.14 Each Company, each Guarantor and each Subsidiary shall take all actions reasonably necessary to assure that its computer-based systems are able to effectively process date-sensitive data functions. Each Company represents and warrants to the Lenders that the "Year 2000" problem (that is, the inability of certain computer applications to recognize and properly perform date-sensitive functions involving dates subsequent to December 31, 1999) will not have a Material Adverse Effect on any such entity. Each Company, each Guarantor and each Subsidiary reasonably anticipates that all computer applications which are material to the operation of its business will, on a timely basis, properly perform date-sensitive functions on and after January 1, 2000. Upon the Lenders' request from time to time, each Company shall provide the Lenders with assurances, in form and substance reasonably satisfactory to the Lenders, that each Company's, each Guarantor's and each Subsidiary's computer systems and applications are, or will be, Year 2000 compliant on a timely basis.

     5.15 Each Company hereby represents and warrants to the Lenders that Viskase Holding has no creditors with respect to Indebtedness (other than the Lenders under the Guaranty, CITBC, individually and as agent and the other lenders under the CITBC Loan Documents and D.P. Kelly under the D.P. Kelly Loan Documents) and no trade credit of any kind as of the date hereof. Each Company hereby covenants to Lenders that it shall cause Viskase Holding not to incur any additional Indebtedness and/or trade credit.

     5.16 Subject to the payment in full of the $50,000,000 term loan under the CITBC Financing Agreement and the terms of the D.P. Kelly Intercreditor Agreement, the Companies agree to utilize all net proceeds received by either of them, any Guarantor or any Subsidiary of the sale, transfer or other disposition of the (i) capital stock of any Company or Guarantor, or (ii) substantially all the assets of any Company or Guarantor, to pay the Obligations.

     5.17 Each Company hereby represents and warrants to the Lenders that its execution and delivery of a guaranty and grant of a security interest in its assets to support Parent's obligations under the Senior Secured Notes was for fair consideration and that a substantial portion of the proceeds of the Senior Secured Notes were used to pay direct obligations of the Companies as well as to provide funds to the Companies for working capital and capital expenditures.

     5.18 Each Company hereby represents and warrants that the Lease Documents were entered into on December 18, 1990 and have not been amended or modified since such date except for (a) certain Lease Supplements dated as of December 28, 1990 and July 24, 1991, respectively, and (b) a certain Amendment No. 1 to Participation Agreement dated July 24, 1991, and a Waiver to Participation Agreement dated on or about the date hereof. Each Company hereby further represents and warrants that true and correct copies of the Lease Documents, as so amended, have been provided to the Lenders.

     5.19 Each Company hereby represents and warrants that each of Viskase Argentina and Viskase De Mexico S.A. de C.V. have ceased all business operations. Each Company covenants and agrees that it will not conduct any business within such entities until such time as 65% of the capital stock of each such entity has been pledged to the Lenders, pursuant to pledge arrangements in form and substance satisfactory to the Lenders.

     5.20 Each Company hereby represents and warrants that it has delivered to the Lenders pursuant to Section 2.2(c) hereof true, correct
                                     --------------
and complete copies of the CITBC Loan Documents.

     5.21 Each Company hereby represents and warrants that it has delivered to the Lenders pursuant to Section 2.2(d) hereof true, correct
                                     --------------
and complete copies of the D.P. Kelly Loan Documents.

               SECTION 6.  Interest, Fees and Expenses
                           ---------------------------

     6.1 Interest on the outstanding balance of the Term Loan shall be payable monthly to the Lenders based upon each Lenders' Percentage Interest on the first Business Day of each month and shall accrue at a rate per annum equal to the Applicable Rate. All interest rates shall be calculated based on a 360 day year.

     6.2 The Companies shall pay to the Lenders the Loan Facility Fee as follows (i) $850,000 on the Closing Date, and (ii) $37,500 on the six month anniversary of the Closing Date and semi-annually thereafter (each a "Semi-Annual Payment"); provided that if the Term Loan is paid in full prior to any Semi-Annual Payment, all Semi-Annual Payments due after such date shall be waived by the Lenders.

     6.3 On demand, the Companies shall reimburse or pay to the Lenders all Out-of-Pocket Expenses (net of any previously unapplied amount of the expense deposit previously paid by the Companies pursuant to the Commitment Letter) and the Documentation Fee.

     6.4 After the occurrence and during the continuance of an Event of Default, each Company shall pay the Lenders' standard charges for, and the reasonable fees and expenses of, the Lenders' personnel used by the Lenders for reviewing the books and records of each Company and for verifying, testing protecting, safeguarding, preserving or disposing of all or any part of the Collateral.

                          SECTION 7.  Powers
                                      ------

     7.1 Each Company hereby constitutes the Lenders, or any person or agent which the Lenders may designate, as its attorney-in-fact, at each Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations have been paid in full:
          (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Lenders or any Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

          (b) To receive, open and dispose of all mail addressed to each Company and to notify postal authorities to change the address for delivery thereof to such address as the Lenders may designate;

          (c) To request from customers indebted on Accounts at any time, in the name of the Lenders or any Company or that of the Lenders' designee, information concerning the amounts owing on the Accounts;

          (d) To transmit to customers indebted on Accounts notice of the Lenders' interests therein and to notify customers indebted on Accounts to make payment directly to the Lenders, for each Company's account; and

          (e) To take or bring, in the name of the Lenders and/or any Company, all steps, actions, suits or proceedings deemed by the Lenders necessary or desirable to enforce or effect collection of the Accounts.

     7.2 Notwithstanding anything set forth herein to the contrary, the powers set forth in paragraphs (b), (d) and (e) of Section 7.1 may only
                                                   -----------
be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

             SECTION 8.  Events of Default and Remedies
                         ------------------------------

     8.1 Notwithstanding any provision of this Financing Agreement to the contrary, an "Event of Default" shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

          (a) cessation of the business of Parent, any Company or any Guarantor or the calling of a meeting of the creditors of any of them for purposes of compromising the debts and obligations of any Company;

          (b) the failure of the Parent, any Company or any Guarantor to generally meet its debts as those debts mature;

          (c) the commencement by or against the Parent, any Company or any Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against any Company and such proceeding is not dismissed or discharged within thirty (30) days after commencement thereof;

          (d) (i) breach by any Company of any covenant contained herein (other than those referred to in paragraph (e) below) or in any of the other Loan Documents, provided that such breach by any Company of any of the covenants referenced in this paragraph (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to the Lenders' satisfaction for a period of fifteen
(15) days from the date of such breach or (ii) any representation or warranty contained herein shall be false or misleading in any material respect when made or remade;

          (e) breach by any Company of any warranty, representation or covenant of Section 3, Sections 4.3 and 4.4 (other than the first
            ---------  ------------     ---
sentence of Section 4.4), and Sections 5.1, 5.5, 5.6, 5.9 through 5.11,
            -----------       ------------  ---  ---  ---         ----
inclusive, and 5.16;
               ----

          (f) failure of any Company to pay any of the Obligations on the due date thereof;

          (g) any Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) incur any "accumulated funding deficiency" as defined in ERISA, (iii) incur any "Reportable Event" as defined in ERISA, (iv) terminate any "Plan", subject to Title IV of ERISA or (v) engage in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA; and with respect to this paragraph (g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could subject any Company to any tax, penalty or other liability that could reasonably be expected to have a Material Adverse Effect;

          (h) a default (after all applicable cure periods with respect thereto have expired) or an "Event of Default" shall occur under any of the other Loan Documents;

          (i) any Company shall make any payment in connection with the D.P. Kelly Loan Documents except as expressly permitted in the CITBC-D.P. Kelly Subordination Agreement and the D.P. Kelly Intercreditor Agreement;

          (j) the occurrence of any event of default (after giving effect to any applicable grace or cure periods) under (i) CITBC Loan Documents or the D.P. Kelly Loan Documents or (ii) any other
Indebtedness of any Company having a principal amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000); or

          (k) a default (after all applicable cure periods with respect thereto have expired) or an "Event of Default" shall occur under any of the Lease Documents.

     8.2 Upon the occurrence of an Event of Default, the Lenders may, at its option: (a) declare all Obligations immediately due and payable; and (b) charge each Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 6 of this Financing Agreement; provided that,
                ---------                              -------- ----
with respect to this clause (b), the Lenders give Representative written notice of the Event of Default (provided that no notice is required if the Event of Default is the Event listed in paragraph (c) of Section
                                                             -------
8.1) and the Companies fail to cure the Event of Default to the
---
Lenders' satisfaction within ten (10) days after Representative is deemed to have received such notice hereunder (or within ten (10) days of the occurrence of the Event of Default, in the case of an Event of Default listed in paragraph (c) of Section 8.1). The exercise of any
                                   -----------
option is not exclusive of any other option which may be exercised at any time by any of the Lenders.

     8.3 Immediately after the occurrence and during the continuance of any Event of Default, the Lenders may, at their option, (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Lenders may use, at each Company's expense, such of each Company's personnel, supplies or space at each Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of any Company, and/or any of the Lenders, and generally shall have all other rights respecting said Accounts, including, without limitation, the right to (i) accelerate or extend the time of payment,
(ii) settle, compromise, release in whole or in part any amounts owing on any Accounts and (iii) issue credits in the name of any Company and/or the Lenders; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Lenders' sole option and discretion, and the Lenders may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each Company;
(d) foreclose their security interests in the Collateral by any available judicial procedure, or take possession of any or all of the Inventory and/or Other Collateral without judicial process, and enter any premises where any Inventory and/or Other Collateral may be located for the purpose of taking possession of or removing the same, and
(e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. For the purpose of enabling the Lenders to exercise rights and remedies hereunder, the Companies hereby grant to the Lenders to the extent assignable, licensable, or sublicensable, without breaching any underlying agreements with third parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Companies) to use, assign, license or sublicense any of the General Intangibles. After the occurrence and during the continuance of an Event of Default, the Lenders shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of each Company and/or the Lenders, or in the name of such other party as the Lenders may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Lenders in their sole discretion may deem advisable. Any Lender shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance or preparation, each of the Lenders shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as such Lenders shall deem appropriate. Each Company agrees, at the request of the Lenders, to assemble the Inventory and to make it available to the Lenders at premises of each Company or elsewhere, and to make available to the Lenders the premises and facilities of each Company for the purpose of the Lenders' taking possession of, removing or putting the Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Lenders to the payment of the Obligations, whether due or to become due, in such order as the Lenders may elect, and each Company shall remain liable to the Lenders for any deficiencies. The Lenders in turn agree to remit to each Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights by the Lenders, all of which shall be cumulative. The mortgage(s), deed(s) of trust and other documents relating to the Real Estate including, but not limited to, the Real Estate Collateral Documents shall govern the rights and remedies of the Lenders with respect thereto.

                       SECTION 9.  Miscellaneous
                                   -------------

     9.1 Each Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No waiver of any Event of Default shall be effective unless made by each of the Lenders, and such waiver must be in writing and signed by each of the Lenders. No delay or failure by the any of the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right, or shall operate as a waiver of such right or as a waiver of any such Event of Default. No single or partial exercise by any of the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     9.2 This Financing Agreement and the documents executed and delivered in connection therewith: (a) constitute the entire agreement among each Company and the Lenders; (b) supersede any prior agreements;
(c) may be amended only by a writing signed by each Company and the Lenders; and (d) shall bind and benefit each Company, each of the Lenders and their respective successors and assigns.

     9.3 In no event shall any Company, upon demand by any of the Lenders for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Lenders shall never be entitled to receive, charge or apply, as interest on any Indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If any Lender ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such. If as a result, principal is paid in full, any remaining excess shall be refunded to the Companies. This Section 9.3 shall control every other provision hereof
                 -----------
and of any other agreement made in connection herewith.

     9.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     9.5  EACH COMPANY AND EACH OF THE LENDERS HEREBY WAIVE ANY RIGHT TO
          --------------------------------------------------------------
A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS
---------------------------------------------------------------
FINANCING AGREEMENT.  EACH COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL
---------------------------------------------------------------------
SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR
---------------------------------------------------------------------
REGISTERED MAIL, RETURN RECEIPT REQUESTED.
-----------------------------------------

     9.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when received by the recipient if hand delivered, sent by commercial overnight courier or sent by facsimile, or three (3) Business Days after deposit in the United States mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

          (a)  if to the Lenders:

               c/o Magten Asset Management Corp.
               35 East 21st Street
               New York, NY  10010
               Attn:  Robert Capozzi
               Telecopier No.:  (212) 505-0484

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, NY  10004
               Attn:  Lawrence A. First, Esq.
               Telecopier No.:  (212) 859-4000

          (b)  if to the Companies at:

               Viskase Companies, Inc.
               6855 West 65th Street
               Bedford Park, Illinois  60638
               Attention:  President and General Counsel
               Telecopier No.: (708) 496-4472

               with a copy to:

               Holleb & Coff
               55 East Monroe Street, Suite 4100
               Chicago, Illinois  60603
               Attn: Allan Brilliant, Esq.
               Telecopier:  (312) 807-3900


          (c) to such other address as any party may designate for itself by like notice.

     9.7  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING
          --------------------------------------------------------------
AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE  STATE OF ILLINOIS.
-----------------------------------------------------------------

     9.8     Joint and Several Liability.  (a)  Notwithstanding anything
             ---------------------------
herein or in any other Loan Document to the contrary, or any document or instrument executed and delivered in connection herewith, the parties hereto agree that the obligations and liabilities of each Lender hereunder shall be several and not joint, and no Lender shall have any liability hereunder for any breach by any other Lender of any obligation of such Lender set forth herein or in any other Loan Document.

          (b) The Companies and Guarantors hereby acknowledge and agree that neither this Agreement nor any other Loan Document is being executed on behalf of the partners of any Lender that is a limited partnership as individuals and the obligations of this Agreement are not binding upon any of the limited partners, officers, employees or beneficiaries of such Lender individually but are binding only upon the assets and property of such Lender, and the Companies and Guarantors agree that no beneficiary, limited partner, employee or officer of such Lender may be held personally liable or responsible for any obligations of such Lender arising out of this Agreement or any other Loan Document. With respect to obligations of each Lender arising out of this Agreement or any other Loan Document, the Companies and Guarantors shall look for payment or satisfaction of any claim solely to the assets and property of such Lender.

          (c) Magten represents and warrants to the Companies and Guarantors that it has full power and authority to execute and deliver this Agreement as agent or as general partner, as applicable, for the Lenders on whose behalf Magten is executing this Agreement as set forth on the signature pages hereto. Except for the foregoing representations and warranties, the Companies and Guarantors hereby acknowledge and agree that Magten shall not have any personal obligation or liability to the Companies and Guarantors under this Agreement or any other Loan Document but that it is acting solely for and on behalf of the aforementioned Lenders, and without limiting the generality of the foregoing, the Companies and Guarantors shall have no recourse against Magten for the performance or satisfaction of any obligation under this Agreement or any other Loan Document, but shall look for payment or satisfaction of any claim arising under this Agreement or any other Loan Document solely to the assets and properties of the Lenders.

          (d) The liability of each Company under this Agreement and the Loan Documents in general shall be joint and several, and each reference herein to the Companies shall be deemed to refer to each such Company. In furtherance and not in limitation of each Lenders' rights and remedies hereunder or at law, the Lenders may proceed under this Agreement and the Loan Documents against any one or more of the Companies in their absolute and sole discretion for any of the Obligations or any other liability or obligation of any Company arising hereunder.

     9.9  Interrelationship Among the Companies.  Each Company
          -------------------------------------
acknowledges that: (a) that the business operations of each Company are interrelated and compliment one another, and that such entities have a common business purpose; (b) to permit their uninterrupted and continuous operations, such entities now require various funds and other credit accommodations from the Lenders; and (c) the funds obtained by the Companies under the this Agreement will be used by each Company to
(i) refinance certain obligations for which the Companies were guarantors and which obligations were secured by liens on each Company's assets and (ii) for general working capital purposes.

     9.10. Within thirty (30) days of the Closing Date, each Company shall, to the extent permitted by law, cause Viskase Holding to pledge or transfer to Lenders, a participating equity interest in Viskase Chile, which pledge or transfers, as applicable, shall be (a) in form and substance reasonably satisfactory to the Lenders and (b) effective only upon the acceleration of the Obligations hereunder.

     9.11.  CITBC Subordination Agreement.  The rights, remedies and
            -----------------------------
priorities of the Lenders under this Agreement are subject to the CITBC Subordination Agreement. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in the CITBC Subordination Agreement, the provision in the CITBC Subordination Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to the provision contained in the CITBC Subordination Agreement.

     9.12.  D.P. Kelly Intercreditor Agreement.  The rights, remedies
            ----------------------------------
and priorities of the Lenders under this Agreement are subject to the D.P. Kelly Intercreditor Agreement. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in the D. P. Kelly Intercreditor Agreement, the provision in the D. P. Kelly Intercreditor Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to the provision contained in the D.P. Kelly Intercreditor Agreement.

            SECTION 10.  Agreements Regarding the Lenders
                         --------------------------------

     10.1 (a) The Lenders may sell to one or more commercial banks, commercial finance lenders or other financial institutions, participations in the loans and extensions of credit made and to be made to the Companies hereunder. Such participant shall have no rights as a Lender hereunder, and notwithstanding the sale of any participation by a Lender, (i) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and
(ii) the Companies and the Lenders may continue to deal solely with such Lender with respect to all matters relating to this Financing Agreement and the transactions contemplated hereby. It is understood and agreed that no Lender shall transfer or grant any participation under this Agreement under which the participant shall have any rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (A) extend the final scheduled maturity of any Obligations in which such participant is participating beyond the Maturity Date, (B) increase the amount of the participant's participation beyond over the amount thereof in effect (it being understood that waivers or modifications of conditions precedent, covenants, defaults or Events of Default shall not constitute a change in the terms of such participation and that an increase in any Lender's Commitment or Obligations shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (C) consent to the assignment or transfer by the Companies of any of their rights and obligations under this Agreement,
(D) decrease the interest rate applicable to the principal amount of the Obligations in which the participant is participating, or (E) release all or substantially all of the Collateral with respect to any portion of the Obligations in which a participant is participating. In addition, all amounts payable under this Financing Agreement to any Lender which sells a participation in accordance with this paragraph shall continue to be paid directly to such Lender and shall be determined as if such Lender had not sold any such participation.

            (b) The Lenders may also (after their consultation with the Representative) assign to one or more commercial banks, commercial finance lenders or other financial institutions, all or a portion of their rights and obligations under this Financing Agreement. Any such assignment shall (i) apply to the same pro rata share of such Lender's
                                       --- ----
Percentage Interest in the Term Loan and (ii) shall not be a partial assignment of such Lender's Percentage Interest. Upon execution of an Assignment and Transfer Agreement, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the assigning Lender as the case may be hereunder and
(ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by such Lender pursuant to such assignment, relinquish such Lender's rights and be released from its obligations under this Financing Agreement. Each Company shall, if necessary, execute any documents reasonably required to effectuate and acknowledge the assignments.

            (c)  Subject to the provisions of Section 10.2, each Company
                                              ------------
authorizes each Lender to disclose to any participant or purchasing lender any and all financial information in such Lender's possession concerning each Company and their affiliates which has been delivered to such Lender by or on behalf of each Company pursuant to this Financing Agreement or which has been delivered to such Lender by or on behalf of each Company in connection with such Lender's credit evaluation of each Company and its affiliates prior to entering into this Financing Agreement.

     10.2     For the purposes of this Section 10.2, "Confidential
                                       ------------
Information" means all financial projections and all other information delivered to Magten or any Lender by or on behalf of Parent, any Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Financing Agreement that is proprietary in nature [and that is clearly marked or labeled or otherwise adequately identified as being confidential information of Parent, any Company or any Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to Magten or the Lenders prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Magten or the Lenders or any person acting on their behalf, (c) otherwise becomes known to Magten or the Lenders other than through disclosure by Magten, the Lenders, any Company or any Subsidiary or (d) constitutes financial statements delivered under Section 5.8 that are otherwise publicly available.
                -----------
Magten and the Lenders will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by Magten and the Lenders in good faith to protect confidential information of third parties delivered to them, provided that Magten and the Lenders may deliver or disclose Confidential Information to (a) their respective directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the Term Loan and such Person has been notified of these confidentiality provisions), (b) their respective financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 10.2, (c) any other Lender,
                                  ------------
(d) any bank or other commercial lender to which a Lender sells or offers to sell a portion of their rights and obligations under this Financing Agreement or any participation therein (if such person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10.2), or (e) any other
                                      ------------
person (including bank auditors and other regulatory officials) to which such delivery or disclosure may be necessary or appropriate (i) to comply with compliance with any applicable law, rule, regulation or order, (ii) in response to any subpoena or other legal process after giving the Companies notice and an opportunity to seek judicial protection for such materials, (iii) in connection with any litigation to which Magten or a Lender is a party or (iv) if an Event of Default has occurred and is continuing, to the extent Magten or the Lenders may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Financing Agreement. Each Lender becoming a Lender subsequent to the initial execution and delivery of this Financing Agreement, by its execution and delivery of an Assignment and Transfer Agreement, will be deemed to have agreed to be bound by, and to be entitled to the benefits of, this Section 10.2.
                                  ------------

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, agreed to, accepted and delivered in Chicago, Illinois by their proper and duly authorized officers as of the ____ day of June, 1999.

                                     LENDERS
                                     -------
Percentage Interest                  GENERAL MOTORS EMPLOYEE
-------------------                  GLOBAL GROUP PENSION TRUST
40.75%

                                     By:  MAGTEN ASSET MANAGEMENT
                                          CORP., as its attorney-in-fact

                                     By:
                                          -------------------------
                                          Name:  Robert Capozzi
                                          Its:  Managing Director

Percentage Interest
-------------------                  DEPARTMENT OF PENSIONS ! CITY
                                     OF LOS ANGELES
39.67%

                                     By:  MAGTEN ASSET MANAGEMENT
                                          CORP., as its attorney-in-fact

                                          By:
                                               -------------------------
                                               Name:  Robert Capozzi
                                               Its:  Managing Director


Percentage Interest                  NAVY EXCHANGE SERVICE
-------------------                  COMMAND RETIREMENT TRUST

7.17%
                                     By:  MAGTEN ASSET MANAGEMENT
                                          CORP., as its attorney-in-fact

                                          By:
                                               -------------------------
                                               Name:  Robert Capozzi
                                               Its:  Managing Director


Percentage Interest                  RAYTHEON CO. MASTER PENSION TRUST
-------------------
6.33%
                                     By:  MAGTEN ASSET MANAGEMENT
                                          CORP., as its attorney-in-fact

                                     By:
                                          ------------------------------
                                          Name:  Robert Capozzi
                                          Its:  Managing Director

Percentage Interest                  FIRST DATA CORPORATION MASTER
-------------------                  RETIREMENT TRUST
6.08%
                                     By:  MAGTEN ASSET MANAGEMENT
                                          CORP., as its attorney-in-fact

                                     By:
                                          ------------------------------
                                          Name:  Robert Capozzi
                                          Its:  Managing Director

                                     BORROWERS
                                     ---------

                                     VISKASE CORPORATION, a Pennsylvania
                                     corporation

                                     By:
                                          ------------------------------
                                          Its:
                                                ------------------------

                                     VISKASE SALES CORPORATION, a
                                     Delaware corporation

                                     By:
                                          ------------------------------
                                          Its:
                                                ------------------------